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                                                                    EXHIBIT 10.4

                                 PROMISSORY NOTE

$200,000                                                      NEW YORK, NEW YORK
                                                               DECEMBER 14, 2001

         FOR VALUE RECEIVED, Advanced Viral Research Corp. ("Maker") promises to pay to the order of Alan Gallantar ("Holder") at 119 E. Hartsdale Avenue, Hartsdale, NY 10530, the principal sum of Two Hundred Thousand Dollars ($200,000).

         The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate (as hereinafter defined) from time to time in effect. Accrued interest shall be payable on the first business day of each year and at maturity, beginning with the first business day of January, 2002. The term "Prime Rate" shall mean, as of any point in time, the rate of interest then most recently announced by Chase Bank as its prime rate; and the applicable interest rate under this Note shall change simultaneously with each change in the Prime Rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate, 366 days.

         SUBSEQUENT TO December 3, 2001, PRINCIPAL AND ACCRUED AND UNPAID INTEREST HEREUNDER SHALL BE DUE UPON DEMAND. NOTWITHSTANDING THE FOREGOING, UPON RECEIPT OF THE MAKER OF DEBT OR EQUITY FINANCING AFTER THE DATE HEREOF, MAKER SHALL PAY ALL PRINCIPAL AND ACCRUED AND UNPAID INTEREST DUE TO HOLDER FROM THE PROCEEDS OF SUCH FINANCING.

         All payments hereunder shall be made in lawful money of the United States of America at the address of the Holder, or at such other place as the Holder hereof may designate in writing.

         This Note shall be prepayable in whole or in part without penalty or premium. This Note will be considered in default upon the failure of the undersigned to fully, faithfully and punctually perform any of its obligations under this Note. The "Default Interest Rate" shall be the Prime Rate plus zero percent (0%) per annum.

         All indebtedness outstanding under this Note after demand shall bear interest at the Default Interest Rate.

         Maker shall have no obligation to pay interest or payments in the nature of interest in excess of the maximum rate of interest allowed to be contracted for by law, as changed from time to time, applicable to this Note (the "Maximum Rate"). Any interest in excess of the Maximum Rate paid by Maker ("excess sum") shall be credited as a payment of principal, or, if Maker so requests in writing, returned to Maker, or, if the indebtedness and other obligations evidenced by this Note have been paid in full, returned to Maker together with interest at the same rate as was paid by Maker during such period. Any excess sum credited to principal shall be credited as of the date paid to Holder.

         Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees and paralegals' fees, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

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         The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No action or omission of Holder, including specifically any failure to exercise or forbearance in the exercise of any remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent remedy as to a subsequent event.

         This Note is to be governed by and construed under the laws of the State of New York, as amended.

         Whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural, and the plural number includes the singular.

         Maker and any other person liable for the payment hereof respectively, hereby (a) expressly waive any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consent that Holder may, from time to time and without notice to any of them or demand, (i) extend, rearrange, renew or postpone any or all payments, (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, and/or (iii) release Maker (or any co-maker) or any other person liable for payment hereof, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; and (c) agree that Holder, in order to enforce payment of this Note against any of them, shall not be required first to institute any suit or to exhaust any of its remedies against Maker (or any co-maker) or against any other person liable for payment hereof or to attempt to realize on any collateral for this Note.

         IN WITNESS WHEREOF, Maker has executed this Note on the day and year first above written.

                                        ADVANCED VIRAL RESEARCH CORP.

                                        By:  /s/ Shalom Z. Hirschman
                                             -----------------------------------
                                        Name: Shalom Z. Hirschman, M.D.
                                        Title: Chief Executive Officer


                                       2

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                                PERSONAL GUARANTY

         The undersigned Guarantor(s) unconditionally guarantee to the Holder, its successors and assigns, all sums due and owing from time to time under the aforementioned Note (the "Guaranteed Amount").

         The Guarantor(s) hereby agree that the terms, covenants and provisions contained in the the Note and/or in any and all related or pertinent instruments of whatsoever nature, may be altered, extended, changed, modified, released, canceled or terminated, all without notice to or consent of the Guarantor(s). The Guarantor(s) further agree that this Guaranty and the liability of the Guarantor(s) hereunder shall in no way be affected, diminished or released by any alterations, extensions, changes, modifications, terminations, releases or cancellations so made.

         The Guarantor(s) hereby waive any and all legal requirements that the Holder or its successors or assigns institute any action or proceeding at law or in equity against the Maker, or exhaust its or their remedies against the Maker or any security or collateral as a condition precedent to bringing an action against the Guarantor(s) under this Guaranty. All remedies afforded to the Holder, its successors or assigns, by reason of this Guaranty are separate remedies which are in addition to all other remedies possessed by Holder, and it is agreed that no one of such remedies, whether or not exercised by the Holder or its successors or assigns, shall be a defense to the Guarantor(s), nor shall the exercise or failure to so exercise any rights or remedies be deemed a waiver of any such rights or remedies or an exclusion of any available rights or remedies which the Holder or its successors or assigns may have at any time hereunder or otherwise.

         This Guaranty is irrevocable and shall remain in full force and effect until such time as the Guaranteed Amount has been fully paid for as required hereby, and thereafter terminated. This Guaranty shall be reinstated if, and to the extent that, any payments representing the Guaranteed Amount are set aside and required to be returned by Holder pursuant to an order of a court of competent jurisdiction.

                                            GUARANTOR(S):

                                            /s/ Shalom Z. Hirschman
                                            -----------------------
                                            Shalom Z. Hirschman, M.D.